UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2022

Franchise Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Innovation Court, Suite J

Delaware, Ohio 43015

(Address of Principal Executive Offices) (ZIP Code)

(740) 363-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRG	NASDAQ Global Market
7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2022 annual meeting of stockholders of Franchise Group, Inc. (the “Company”) was held on May 17, 2022 (the “Annual Meeting”).

(b)	A quorum was present for the Annual Meeting, and the voting results of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

1)	Each of the following nominees for director was elected by the holders of the Company’s outstanding common stock to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew Avril	29,769,586.210	140,692	3,979,189
Cynthia Dubin	29,416,530.210	493,748	3,979,189
Lisa M. Fairfax	29,140,078.210	770,200	3,979,189
Thomas Herskovits	29,146,784.210	763,494	3,979,189
Brian R. Kahn	29,840,600.210	69,678	3,979,189
Gary S. Rich	29,520,520.210	389,758	3,979,189
Nanhi Singh	29,504,083.210	406,195	3,979,189

2)	The proposal for the approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,512,685.210	2,354,430	43,163	3,979,189

3)	The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,884,318.210	2,091	3,058	0

Item 8.01.	Other Events.

Common Stock Quarterly Dividend Approval

On May 17, 2022, the Company announced that its Board of Directors (the “Board”) approved a cash dividend to holders of the Company’s common stock. The quarterly dividend of $0.625 per share will be paid on or about July 15, 2022 to holders of record of the Company’s common stock on the close of business on July 1, 2022. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Preferred Stock Quarterly Dividend Approval

On May 17, 2022, the Company announced that the Board approved a cash dividend to holders of the Company’s 7.50% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”). The quarterly dividend of $0.46875 per share, will be paid on or about July 15, 2022 to holders of record of the Series A Preferred Stock as of July 1, 2022. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Common Stock Repurchase Program

On May 18, 2022, the Company announced that the Board approved a stock repurchase program under which the Company may repurchase up to $500 million of its outstanding shares of common stock over the next three years. The repurchase program authorizes shares to be repurchased from time to time in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The actual timing, number and value of shares, if any, repurchased under the program will be determined by management in its discretion and will depend on a number of factors, including, among others, the availability of stock, general market and business conditions, the trading price of the Company’s common stock and applicable legal requirements. A copy of the press release is attached as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated May 17, 2022.
99.2	Press Release dated May 17, 2022.
99.3	Press Release dated May 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

Date: May 19, 2022	By: /s/ Eric Seeton
Eric Seeton
Chief Financial Officer